UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2019

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “OncoCyte,” “we” or “us” are references to OncoCyte Corporation.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New President and Chief Executive Officer

On May 31, 2019, our Board of Directors appointed Ronald Andrews to serve as our President and Chief Executive Officer, commencing July 1, 2019. Our current President and Chief Executive Officer, William Annett, will remain in office until that date, and we expect that he will continue in an advisory role to ensure a seamless management transition.

Mr. Andrews, 59, joined our Board of Directors in April 2018. Mr. Andrews is the founder and principal of the Bethesda Group, a consulting firm that advises companies in the molecular diagnostics and genomics fields. Prior to founding the Bethesda Group in 2015, Mr. Andrews served as President, Genetic Sciences Division of Thermo Fisher Scientific from September 2013 to December 2014, and as President, Medical Sciences Venture for Life Technologies from February 2012 to September 2013 when Life Technologies was acquired by Thermo Fisher. From 2004 to December 2010, Mr. Andrews was the Chief Executive Officer and Vice Chairman of the Board of Clarient, Inc., a cancer diagnostics company, and from December 2010 to February 2012 he served as CEO of GE Molecular Diagnostics after Clarient was acquired by GE Healthcare. Mr. Andrews also held management positions with companies in diagnostics and related medical fields, including Roche Molecular Diagnostics, Immucor, Inc. and Abbott Labs. Mr. Andrews also serves as a director of Oxford ImmunoTec. Mr. Andrews is also a member of the Board of Governors of CancerLinQ LLC, a wholly-owned non-profit subsidiary of the American Society of Clinical Oncology.

Mr. Andrews has over 30 years of experience in the molecular diagnostics and genomics industries, including experience integrating companies acquired in mergers. He also oversaw the transition of Clarient, Inc. into GE Healthcare and established a strategic plan to integrate In Vivo and In Vitro and expand GE’s presence in oncology.

Compensation

We have entered into an Employment Agreement with Mr. Andrews pursuant to which he will receive an annual salary of $480,000 and will be eligible to receive annual bonuses, to the extent approved by the Board of Directors (the “Board”) in its discretion, based on the achievement of predetermined company and individual objectives set by the Board or its Compensation Committee from time to time.

Mr. Andrews will also receive the following equity awards under the OncoCyte 2018 Equity Incentive Plan (the “Plan”): (i) options to purchase 950,000 shares of OncoCyte common stock effective on the date his employment commences (the “Initial Grant”); (ii) options to purchase 50,000 shares of common stock, effective on upon his completion of one year of continuous service as an employee (the “Second Grant”); and (iii) restricted stock units (“RSUs”) with respect to 65,000 shares of common stock, effective upon his completion of one year of continuous service as an employee. The exercise price of the options in the Initial Grant and Second Grant will be the fair market value of a share of OncoCyte common stock on the applicable effective date of grant, determined in accordance with the Plan.

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The options in the Initial Grant will vest and thereby become exercisable as follows: twenty-five percent of the options will vest upon Mr. Andrews’ completion of one year of continuous service as an employee, and the balance of the options will vest in 36 equal monthly installments, commencing on the first anniversary of the effective date of the Initial Grant, subject to his continued service as an employee on the applicable vesting date.

The options in the Second Grant and the RSUs will vest upon Mr. Andrews’ completion of one year of continuous service as an employee from the effective date of the Second Grant. Vested RSUs will be settled in shares of common stock, unless OncoCyte elects to pay cash or part cash and part common stock in lieu of delivering only shares of common stock for vested RSUs.

Except to the extent that provisions of the Plan relating to termination of continuous service as an employee apply to the termination of options, to the extent not exercised, the options will expire ten years from the effective date of grant. The options will be incentive stock options to the extent permitted by Section 422 of the Internal Revenue Code.

Due to his appointment as an executive officer of OncoCyte, Mr. Andrews is stepping down from the Audit Committee and Compensation Committee of our Board of Directors.

If we terminate Mr. Andrews’ employment without “cause” as defined in his Employment Agreement or if his employment terminates as a result of his death, disability or if he resigns, otherwise than a resignation for “good reason” as defined in his Employment Agreement, he will be entitled to receive payment for all accrued but unpaid salary actually earned and vacation or paid time off accrued as of the date of termination of his employment.

If we terminate Mr. Andrews’ employment without “cause,” or if he resigns for “good reason,” in addition to his accrued but unpaid salary and accrued vacation or paid time off, he will be entitled to receive (a) six months base salary if he has been employed Chief Executive Officer for less than one year, or twelve months’ base salary if he has been employed as Chief Executive Officer for at least one year; (b) payment of such portion of any bonus earned through the actual attainment of such objective performance goals as may have been set by the Compensation Committee or the Board for the year in which his employment terminates without cause; (c) payment, for a period of twelve months, of any health insurance benefits that he was receiving at the time of termination of his employment under an employee health insurance plan subject to COBRA; (d) his unvested stock options that would were scheduled to vest based on the passage of time during the twelve months following the date of termination of his employment shall vest; and (e) his unvested stock options that vest based on the attainment of performance goals or milestones shall vest (1) fully to the extent such performance goals or milestones have been achieved as of the date of termination of his employment, as determined by the Board or Compensation Committee, and (2) pro rata to the extent of pro rata achievement of performance goals or milestones, as determined by the Board or Compensation Committee, during the elapsed portion of the performance period ending on the date of termination of his employment.

If we (or a successor in interest that has assumed our obligations under the Employment Agreement) terminate Mr. Andrews’ employment without “cause” or if he resigns for “good reason” within twelve months following a change of control as defined his Employment Agreement, he will be entitled to the benefits that apply for termination without cause or resignation for good reason, except that all of Executive’s unvested stock options that vest based on the passage of time shall vest rather than just those that would were scheduled to vest during the twelve months following termination his employment.

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The foregoing description of Mr. Andrews’ Employment Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Employment Agreement, which has been filed as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 5.08 – Shareholder Director Nominations

On May 31, 2019, our Board of Directors set July 17, 2019, rather than July 10, 2019, as the new date of our 2019 Annual Meeting of Shareholders. The Company previously reported that April 29, 2019 is the date by which shareholders must notify us of a proposal for approval by our shareholders, and by which a nominating shareholder or nominating shareholder group must submit their notice on Schedule 14N, for the inclusion of their proposal or nominees, as applicable, in our proxy materials for the 2019 Annual Meeting. That date was not changed.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated June 4, 2019, between OncoCyte Corporation and Ronald Andrews
99.1	Press release dated June 6, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: June 6, 2019	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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